EXHIBIT 10.59

GSI GROUP INC.

DEFERRED STOCK UNIT AWARD GRANT NOTICE

DIRECTOR’S [            ] ANNUAL DSU AWARD

GSI Group Inc., a company organized under the laws of the Province of New Brunswick, Canada (together with any successor thereto, the “Company”), pursuant to the GSI Group Inc. 2010 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Holder”), an award of deferred stock units (“Deferred Stock Units” or “DSUs”). Each Deferred Stock Unit represents the right to receive one common share of the Company (such shares, “Common Stock”) on the date of termination of Holder’s services with the Board that constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder (such termination, “Termination of Directorship”). This award of Deferred Stock Units is subject to all of the terms and conditions set forth herein and in the Deferred Stock Unit Award Agreement attached hereto as Exhibit A (the “Deferred Stock Unit Award Agreement”) and the Plan, each of which is incorporated herein by reference.

Holder:	[ ]

Grant Date:	[ ]

Total Number of DSUs:	[ ]

Vesting Schedule:	The DSUs shall be fully vested and nonforfeitable on the Grant Date set forth above.

Distribution Schedule:	Each DSU shall entitle Holder to one share of Common Stock on the date of Termination of Directorship.

By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Deferred Stock Unit Award Agreement and this Grant Notice. Holder has reviewed the Plan, the Deferred Stock Unit Award Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Deferred Stock Unit Award Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator (as defined in the Plan) upon any questions arising under this Grant Notice, the Deferred Stock Unit Award Agreement or the Plan.

GSI GROUP INC.:	HOLDER:

By:	By:
Print Name:	Name:
Title:	Address:
Address:

EXHIBIT A

TO DEFERRED STOCK UNIT AWARD GRANT NOTICE

GSI GROUP INC. DEFERRED STOCK UNIT AWARD AGREEMENT

Pursuant to the Deferred Stock Unit Award Grant Notice (the “Grant Notice”) to which this Deferred Stock Unit Award Agreement (this “Agreement”) is attached, GSI Group Inc., a company organized under the laws of the Province of New Brunswick, Canada (together with any successors thereto, the “Company”), has granted to Holder an award of deferred stock units (“Deferred Stock Units” or “DSUs”) under the GSI Group Inc. 2010 Incentive Award Plan, as amended from time to time (the “Plan”).

ARTICLE 1.

CERTAIN DEFINED TERMS

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or the Plan. As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment as provided in Article 13 of the Plan) solely for purposes of the Plan and this Agreement. The Deferred Stock Units shall be used solely as a device for the determination of the payment to eventually be made to Holder pursuant to Section 2.3 hereof. The Deferred Stock Units shall not be treated as property or as a trust fund of any kind.

1.2 Incorporation of the Terms of the Plan. The DSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any conflict between the provisions of this Agreement and the Plan, the terms of the Plan shall control.

ARTICLE 2.

GRANT OF DEFERRED STOCK UNITS

2.1 Grant of DSUs. In consideration of Holder’s past and/or continued service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Holder an award of DSUs as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article 13 of the Plan.

2.2 Vesting. The DSUs awarded by the Grant Notice and this Agreement shall be fully vested and nonforfeitable on the Grant Date.

2.3 Delivery upon Termination of Directorship. As soon as administratively practicable following the Termination of Directorship, with the exact date determined at the sole discretion of the Company, but in no event later than ninety (90) days after the date of such termination, the Company shall deliver to Holder (or any transferee permitted under Section 3.2 hereof or Section 11.3 of the Plan) a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Deferred Stock Units subject to this award. Notwithstanding the foregoing, in the event shares of Common Stock cannot be issued pursuant to Section 11.4 of the Plan, then the shares of Common Stock shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that shares of Common Stock can again be issued in accordance with Section

11.4 of the Plan. Prior to actual payment pursuant to the DSUs, such DSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.4 Rights as Stockholder. Holder (or any transferee permitted under Section 3.2 hereof or Section 11.3 of the Plan) shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the DSUs and any shares of Common Stock underlying the DSUs and deliverable hereunder unless and until such shares of Common Stock shall have been issued by the Company and held of record by Holder (or any transferee permitted under Section 3.2 hereof or Section 11.3 of the Plan) (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 13.2 of the Plan.

ARTICLE 3.

OTHER PROVISIONS

3.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent herewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Holder, the Company and all other interested persons. No member of the Committee or the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the DSUs.

3.2 Transferability. Except as set forth in Section 11.3 of the Plan, the DSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the shares of Common Stock underlying the DSUs have been issued, and all restrictions applicable to such shares of Common Stock have lapsed. Neither the DSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.3 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Holder shall be addressed to Holder at Holder’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.3, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.5 Governing Law. The laws of the Commonwealth of Massachusetts shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws of any jurisdiction.

3.6 Conformity to Securities Laws. Holder acknowledges that the Plan and this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the DSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7 Amendment. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the DSUs without the prior written consent of Holder.

3.8 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof and Section 11.3 of the Plan, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

3.9 Exchange Act Limitations. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the DSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.10 Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.

3.11 Section 409A.

(a) The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to Holder under Section 409A, the Company reserves the right (without any obligation to do so or to indemnify Holder for failure to do so) to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (ii) take such other actions as the Company determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Holder or any other individual to the Company or any of its affiliates, employees or agents.

(b) Notwithstanding any provision to the contrary in this Agreement, if Holder is deemed at the time of his “separation from service” (within the meaning of Section 409A) to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then, unless the Board determines otherwise, delivery of the shares of Common Stock pursuant to this Agreement shall automatically be deferred until the earlier of (i) six months after Holder has ceased to be an employee of the Company or has otherwise separated from service with the Company or (ii) the date of Holder’s death. Such deferral shall not affect the number of shares to be delivered.

3.12 Limitation on Holder’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Holder shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the DSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to DSUs, as and when payable hereunder.

3.13 Withholdings. It is hereby understood and agreed by the Company and Holder that Holder shall be solely responsible for complying with all applicable laws, rules and regulations concerning taxes, social security contributions, pension fund contributions, unemployment contributions and similar matters in connection with any payments or benefits under this Agreement; provided that, if at any time the Company is required by applicable law to withhold any income or other taxes, then the Company shall be entitled to require payment by Holder of an amount equal to the minimum statutory amount required by applicable law to be withheld with respect to the grant of DSUs or the issuance of shares of Common Stock (with such payment to be made in such form as shall be determined by the Company).

4